                                                                   EXHIBIT 10.50

                      # 1 Amendment to Lease / Expansion

AMENDMENT, made this 28th day of January, 1998, between CORNERSTONE PROPERTIES I, LLC, having an office at 1720 So. Amphlett Blvd., Suite 110, San Mateo, California, 94402, "Lessor", and, BOMBARDIER SOFTWARE, having an office at 1650 So. Amphlett Blvd., Suite 114, San Mateo, California, 94402, "Lessee."

WHEREAS, BAYSHORE CORPORATE CENTER, and BOMBARDIER SOFTWARE, entered into a Lease dated June 23, 1997, covering Suite 114 in the building 1650 South Amphlett Blvd., San Mateo, California, 94402, at the rental and upon the terms and conditions there more particularly set forth; and

WHEREAS BAYSHORE CORPORATE CENTER IS NOW CORNERSTONE PROPERTIES I, LLC
WHEREAS Bombardier Software, Inc. is now AvantGo, Inc.
WHEREAS, Lessor and Lessee are desirous of amending said Lease in the manner set forth below.

SQUARE FOOTAGE: Suite 114 consists of 1,117 square feet. Effective February 1, 1998, Lessee will lease an additional 2,220 square feet in suite 212, Building 1650, see Exhibit "A." The total leased square footage shall be 3,337.

LEASE TERM: The term for the above mentioned space shall be from February 1, 1998 to July 31, 1998

RENT:
Existing Space: 1,117 square feet (1650/114)
$2.10 per square foot full service, per month        $2,345.70 per month

Expansion Space: 2,220 square feet (1650/212)
$2.10 per square foot, full service, per month       $4,662.00 per month

TOTAL COMBINED SPACES            $7,007.70 PER MONTH

OPERATING EXPENSES AND PROPERTY TAXES: Lessee will be billed for Operating Expenses and Property Taxes at a proportionate rate of 1.005 %. The base year for Operating Expenses and Property Taxes shall be 1997.

SECURITY DEPOSIT: Upon execution of this lease, Lessee shall increase security deposit from $2,289.85 to $7,007.70. An increase in the amount of $4,717.85.

TENANT IMPROVEMENTS: Costs paid by Lessor: Paint touch up and steam clean carpets.

GENERAL TERMS: All other terms, covenants, provisions, and agreements of said Lease dated June 23, 1997 and subsequent Amendments shall remain in full force.

IN WITNESS WHEREOF, this Amendment to Lease has been duly executed by the parties hereto.

Dated:_____________________           Lessor: CORNERSTONE PROPERTIES I, LLC

                                      By:     _______________________________
                                              Steve Kaufman


Dated: 2/2/98                         Lessee: AvantGo, Inc.
      ---------------------
                                      By:     /s/ Felix Lin
                                              ________________________________
                                              Felix Lin

Exhibit "A", & "B" Attached